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                                                                    Exhibit 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                              NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2003-3




Section 7.3 Indenture                               Distribution Date: 8/16/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)   Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      1,585,360.00
             Class B Note Interest Requirement                        153,393.33
             Class C Note Interest Requirement                        280,440.00
                       Total                                        2,019,193.33

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           1.32444
             Class B Note Interest Requirement                           1.53778
             Class C Note Interest Requirement                           2.18667

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        1,197,000,000
             Class B Note Principal Balance                           99,750,000
             Class C Note Principal Balance                          128,250,000

(iv)    Amount on deposit in Owner Trust Spread Account            14,250,000.00

(v)     Required Owner Trust Spread Account Amount                 14,250,000.00



                                          By:
                                              ----------------------
                                          Name:  Patricia M. Garvey
                                          Title: Vice President